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                                  Exhibit 10.2
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                              EASTERN ENTERPRISES

                          Amendment to Trust Agreement
                          ----------------------------



WHEREAS, Eastern Enterprises ("Eastern") and Shawmut Bank, as trustee, heretofore established a so-called rabbi trust (the "Trust") pursuant to an agreement dated January 29, 1987, as amended by an instrument dated February 21, 1991 (the "Agreement") to provide for the payment of benefits under Eastern's Supplemental Executive Retirement Plan and Retirement Plan for Non-Employee Trustees; and

WHEREAS, Eastern wishes to amend the Agreement to reflect the appointment of Key Trust Company of Ohio, N.A., as successor trustee and to make certain other changes to the Agreement; and

WHEREAS, Eastern reserves the right to amend the Agreement pursuant to Section 10(a) thereof;

NOW, THEREFORE, in consideration of the premises, the Agreement is hereby amended as follows effective as of July 1, 1995:

1. All references to Shawmut Bank of Boston, N.A. are hereby changed to Key Trust Company of Ohio, N.A.

2.  The last sentence of section 7(a) is hereby restated to read as follows:

                  "The Association shall indemnify the Trustee from any liability and expenses, including attorneys' fees, reasonably incurred by the Trustee on account of actions taken or omitted by the Trustee in accordance with such direction given by the Association or an investment manager."

3.  Section 9 is hereby restated as follows:

                  "Section 9. Replacement of the Trustee. The Trustee may be removed at any time by the Association, or may resign, in either case by notice in writing. In the case of the removal or the resignation of the Trustee prior to a Change of Control, a new corporate trustee, which shall be independent and not subject to the control of either the Association or any Trust Beneficiary, shall be appointed by the Association. Following a Change in Control the Trustee cannot be removed by the Association. If the Trustee resigns following a Change in Control, it shall apply to a court of competent jurisdiction for an order appointing a successor trustee, which shall be a corporate trustee independent and not subject to the control of either the Association or any Trust Beneficiary."
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4.  Section 12 is hereby restated as follows:

                  "Section 12.  Governing Law.  This Trust Agreement shall be governed by and construed in accordance with the laws of Ohio."

5.  The Trustee hereby accepts its appointment as Trustee under the Agreement.

In all other respects, the Agreement and the Trust are hereby ratified, confirmed and continued.


KEY TRUST COMPANY OF OHIO, N.A.          EASTERN ENTERPRISES

By:   s/s Meg H. Halloran, Trust Office   By: s/s Jean A. Scholtens, VP & Treas.
      ---------------------------------       ---------------------------------

And:  s/s Jocelyn Ruf, V.P.               And:s/s L. William Law, Jr., SVP
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Date: 5/4/95                             Date:@ 4-28-95
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